UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2012

Gardner Denver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13215	76-0419383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Liberty Ridge Drive, Suite 3000 Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

(610) 249-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 16, 2012, Gardner Denver, Inc. (the “Company”) issued a press release confirming that it expects second quarter 2012 results to be in line with previously stated guidance. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 13, 2012 (the “Separation Date”), Barry L. Pennypacker resigned as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors, effective immediately.

In connection with Mr. Pennypacker’s resignation, on July 15, 2012, the Company and Mr. Pennypacker entered into a Waiver and Release Agreement (the “Release Agreement”). The Release Agreement, among other things, provides for:

•	A cash severance payment in the amount of approximately $1.38 million;

•

Payout in 2013 of any amounts due under Mr. Pennypacker’s long-term cash bonus award for the three year performance period ending December 31, 2012, prorated based on his service prior to the Separation Date and based on actual results achieved under the award, subject to a maximum payout of $2.4 million;

•	A lump sum cash payment equal to a maximum of twelve months of COBRA premium payments;

•	The agreement by Mr. Pennypacker to refrain from competing with or soliciting customers from the Company for a period of 24 months following the Separation Date;

•

Mr. Pennypacker will have until October 11, 2012 to exercise any stock options that vested on or prior to the Separation Date. Mr. Pennypacker forfeited all unvested stock options, unvested restricted stock unit awards and, other than as described above, any rights under the Executive Annual Bonus and the Long-Term Incentive Plan; and

•	A general release of claims by Mr. Pennypacker to the Company.

The foregoing summary of the Release Agreement does not purport to be complete and is qualified in its entirety by reference to the Release Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

(c) Effective as of July 13, 2012, the Board appointed Michael M. Larsen, the Company’s current Vice President and Chief Financial Officer, to serve as the Company’s interim Chief Executive Officer. Mr. Larsen, 43, has served as the Vice President and Chief Financial Officer of the Company since October 2010. Prior to joining the Company, he served as the Chief Financial Officer of General Electric (“GE”) Water & Process Technologies from 2009 to 2010. From 2007 to 2009, Mr. Larsen served as the Manager, Finance, Parts & Repair Services of GE Energy Services. From 2005 to 2007, Mr. Larsen served as Manager, Financial Planning and Analysis of GE Industrial. Mr. Larsen will continue to serve in his current position as Vice President and Chief Financial Officer while serving as the interim Chief Executive Officer.

(c) On July 15, 2012, T. Duane Morgan was appointed as the Vice President, Gardner Denver, Inc. and President, Industrial Products Group, to be effective July 23, 2012. Mr. Morgan, 62, previously served in this position from January 2009 until his retirement on May 1, 2012. Previously, Mr. Morgan served as Vice President and General Manager of the Gardner Denver Fluid Transfer Division from December 2005 to January 2009. Mr. Morgan is a member of the Board of Directors of the Petroleum Equipment Suppliers Association, Capital Southwest Corporation (Nasdaq: CSWC) and is a former member of the Board of Directors of the Valve Manufacturers Association.

Also, the Board of Directors has reduced the number of directors from nine (9) to eight (8) to eliminate the vacancy created by the resignation of Mr. Pennypacker as a director of the Company.

Item 7.01 Regulation FD Disclosure.

On July 16, 2012, the Company issued a press release announcing the resignation of Mr. Pennypacker, the appointment of Mr. Larsen as the interim Chief Executive Officer and confirming that it expects second quarter 2012 results to be in line with previously stated guidance. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Waiver and Release Agreement, dated July 15, 2012, between Barry L. Pennypacker and Gardner Denver, Inc.

99.1	Gardner Denver, Inc. Press Release, dated July 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.

Date: July 18, 2012	By:	/s/ Brent A. Walters

Brent A. Walters
Vice President, General Counsel, Chief Compliance Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Waiver and Release Agreement, dated July 15, 2012, between Barry L. Pennypacker and Gardner Denver, Inc.

99.1	Gardner Denver, Inc. Press Release, dated July 16, 2012